As filed with the Securities and Exchange Commission on July 10, 2020

Registration No. 333-214461

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-1

on

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	03-0608147
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

407 Lincoln Road, Suite 704

Miami Beach, Florida 33139-3024

(305) 521-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael D. Farkas

Chairman and Chief Executive Officer

Blink Charging Co.

407 Lincoln Road, Suite 704

Miami Beach, Florida 33139-3024

(305) 521-0200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Spencer G. Feldman, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

Telephone: (212) 451-2300

Email: sfeldman@olshanlaw.com

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [X]	Smaller reporting company [X]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On November 7, 2016, Blink Charging Co. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (Registration No. 333-214461), as subsequently amended by amendments nos. 1 through 11 thereto (as amended, the “Registration Statement” or the “Form S-1”). The Registration Statement was declared effective by the SEC on February 13, 2018 to register the sale by the Company of 4,353,000 units (the “Units”), each unit consisting of (i) one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) two warrants each to purchase one share of common stock, at a public offering price of $4.25 per unit (the “Public Warrants”). The Registration Statement registered 4,353,000 shares of Common Stock and Public Warrants to purchase 8,706,000 shares of common stock at a combined public offering price of $4.25 per unit, plus additional shares of Common Stock and Public Warrants subject to the underwriters’ over-allotment option. All of the Common Stock and Public Warrants offered pursuant to the Registration Statement were sold on February 13, 2018, together with Public Warrants to purchase 406,956 additional shares of Common Stock pursuant to the partial exercise of the over-allotment option granted to the underwriters. A total of 4,033,710 shares of Common Stock have been issued as a result of exercises of the Public Warrants, and 5,079,246 shares of Common Stock remain issuable upon exercise of the outstanding Public Warrants. This Post-Effective Amendment to Form S-1 on Form S-3 is being filed by the Company to convert the Form S-1 into a registration statement on Form S-3 and contains an updated prospectus relating solely to the offering and sale of the Common Stock underlying the Public Warrants that were registered for sale by the Company on the Form S-1.

No additional securities are being registered under this Post-Effective Amendment. All filing fees payable in connection with the registration of the Units, the Common Stock and the Public Warrants covered by the Registration Statement were paid by the Company either at the time of the initial filing of the Form S-1, upon the filing with the SEC of any amendment to the Form S-1 or upon the filing with the SEC of that certain prospectus filed pursuant to Rule 424(b)(4) on February 16, 2018.

The information in this prospectus is not complete and may be changed. We may not sell the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated July 10, 2020

PROSPECTUS

BLINK CHARGING CO.

5,079,246 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to 5,079,246 shares of our common stock issuable upon the exercise of our outstanding warrants issued in February 2018 (the “Public Warrants”). The Public Warrants were offered and sold by us pursuant to a prospectus dated February 13, 2018, which prospectus also covered the offer and sale by us of the shares of our common stock underlying the Public Warrants. The ongoing offer and sale by us of the shares of our common stock issuable upon exercise of the Public Warrants is being made pursuant to this prospectus. The Public Warrants are exercisable until February 13, 2023 at a current exercise price of $4.25 per share of our common stock, subject to adjustment upon events specified in the Public Warrants.

For a more detailed description of our common stock, see the section entitled “Description of Capital Stock — Common Stock” beginning on page 8 of this prospectus. For a more detailed description of our warrants, see the section entitled “Description of Capital Stock — Public Warrants” beginning on page 9 of this prospectus. For a more detailed description of the securities we are offering, see the section entitled “Description of Securities We Are Offering” beginning on page 12 of this prospectus. We refer to the warrants offered and sold by us pursuant to the prospectus dated February 13, 2018 as the Public Warrants. We refer to the shares of common stock issuable upon exercise of the Public Warrants as the securities. We provide more information about how the holders of the Public Warrants may purchase their securities in the section entitled “Plan of Distribution” on page 7 of this prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “BLNK.” Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “BLNKW.” On July 9, 2020, the last reported sale price of our common stock and our Public Warrants on the Nasdaq Capital Market were $7.50 per share and $4.28 per warrant, respectively.

An investment in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties referred to under the heading “Risk Factors” beginning on page 4 of this prospectus and under any similar headings in any amendment or supplement to this prospectus or in any filing with the Securities and Exchange Commission that is incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 10, 2020

(i)

About This Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus and any related prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners.

(ii)

Prospectus Summary

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This prospectus does not contain all the information you should consider before investing in our common stock. You should read and consider carefully the more detailed information in this prospectus, including the factors described under the heading “Risk Factors” in this prospectus beginning on page 4, any prospectus supplement and the documents incorporated by reference herein, before making an investment decision.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Blink,” “the Company,” “we,” “us” and “our” refer to Blinking Charging Co.

Overview of our Company

We are a leading owner, operator and provider of electric vehicle (“EV”) charging equipment and networked EV charging services. Blink offers both residential and commercial EV charging equipment, enabling EV drivers to easily recharge at various location types. Blink’s principal line of products and services is its Blink EV charging network (the “Blink Network”) and Blink EV charging equipment, also known as electric vehicle supply equipment and EV-related services. The Blink Network is a proprietary cloud-based system that operates, maintains, and tracks Blink charging stations and their associated charging data, including back-end operations and payment processing. The Blink Network provides property owners, managers and parking companies (“Property Partners”) with cloud-based services that enable the remote monitoring and management of EV charging stations and payment processing, and provides EV drivers with vital station information including station location, availability and applicable fees.

We offer Property Partners a range of business models for EV charging equipment and services that generally fall into one of the four business models below:

● In our comprehensive turnkey business model, we own and operate the EV charging station, undertake and manage the installation, maintenance and related services, and we keep substantially all of the EV charging revenue.

● In our hybrid business model, the Property Partner incurs the installation costs, while we provide the charging equipment. We operate and manage the EV charging station and provide connectivity of the charging station to the Blink Network. As a result, we share a greater portion of the EV charging revenue with the Property Partner than under the turnkey model above.

● In our host owned business model, the Property Partner purchases, owns and manages the Blink EV charging station, incurs the installation costs of the equipment, while we provide site recommendations, connectivity to the Blink Network, payment processing, and optional maintenance services, while the Property Partner keeps substantially all of the EV charging revenue.

● In our Blink-as-a-service model, we own and operate the EV charging station, while the Property Partner incurs the installation cost. We operate and manage the EV charging station and the Property Partner pays Blink a fixed monthly fee and keeps all the charging revenues less network connectivity and processing fees.

1

We are dedicated to slowing climate change by reducing greenhouse gas emissions caused by transportation. We have strategic partnerships across numerous transit/destination locations, including airports, auto dealers, healthcare/medical, hotels, mixed-use, municipal locations, multifamily residential and condos, parks and recreation areas, parking lots, religious institutions, restaurants, retailers, schools and universities, stadiums, supermarkets, transportation hubs, and workplace locations.

As of December 31, 2019, we had 14,778 charging stations deployed, of which 5,199 were Level 2 commercial charging units, 104 were DC Fast Charging EV chargers and 1,200 were residential charging units in service on the Blink Network. Additionally, as of December 31, 2019, we had 353 Level 2 commercial charging units on other networks and there were 7,922 non-networked, residential Blink EV charging stations. The non-networked, residential Blink EV charging stations are all host owned. In total, over the years we have deployed 23,795 units in North America (including units that were replaced, removed or discarded). Our subsidiary in Greece (Blink Charging Hellas SA) has deployed 23 charging stations in Greece (46 plugs) and another 4 Level 3 (DCFC) units in the first quarter of 2020, and our wholly-owned subsidiary in Israel (Blink Charging Ltd.) deployed 17 charging stations (24 plugs) in Israel.

Corporate Information

We are a Nevada corporation. Our principal offices are located at 407 Lincoln Road, Suite 704, Miami Beach, Florida 33139, and our telephone number is (305) 521-0200. Our website address is www.blinkcharging.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus and our reference to the URL for our website is intended to be an inactive textual reference only. You should not rely on any such information in making your decision whether to purchase our common stock.

2

The Offering

Securities offered by us	5,079,246 shares of our common stock issuable upon exercise of outstanding Public Warrants.

Exercise price of the Public Warrants	$4.25 per share.

Common Stock outstanding before this offering	30,951,686 (1)

Common Stock outstanding after this offering	36,030,932 (2)

Use of proceeds	We intend to use the net proceeds from any exercises of the Public Warrants to supplement our operating cash flows to fund EV charging station deployment and our acquisition growth plan and use the remaining proceeds we receive for working capital and other corporate purposes. See “Use of Proceeds” below.

Limitations on beneficial ownership	The exercise of the Public Warrants is subject to certain exercise limitations, such that the holder may not exercise the warrants if such exercise results in the holder (or any of its affiliates) becoming the beneficial owner of more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise.

Nasdaq Capital Market trading symbol for our common stock	BLNK

Risk factors	You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider before deciding to purchase our securities.

(1)	The number of shares of common stock that will be outstanding immediately after this offering as shown above is based on 30,951,686 shares of common stock outstanding as of July 9, 2020, and excludes, in each case as of July 9, 2020, 6,835,811 shares of our common stock issuable upon the exercise of outstanding public and privately-issued warrants and 265,550 shares of our common stock issuable upon the exercise of outstanding stock options under our 2018 Incentive Compensation Plan.

(2)	Assumes the exercise of all outstanding Public Warrants upon the completion of this offering.

3

Risk Factors

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, each as filed with the SEC, and which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

CAUTIONARY Note Regarding Forward-Looking Statements

This prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, that involve substantial risks and uncertainties. Forward-looking statements present our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

●	changes in the market acceptance of our products and services;
●	increased levels of competition;
●	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
●	our relationships with key customers;
●	adverse conditions in the industries in which our customers operate;
●	disruption caused by health epidemics, such as the current coronavirus outbreak;
●	our ability to retain and attract senior management and other key employees;
●	our ability to quickly and effectively respond to new technological developments;
●	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on our proprietary rights; and
●	other risks, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019.

4

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made.

Certain of the market data and other statistical information contained in this prospectus and the documents incorporated by reference in this prospectus are based on information from independent industry organizations and other third-party sources, including industry publications, surveys and forecasts. Some market data and statistical information contained in this prospectus and the documents incorporated by reference in this prospectus are also based on management’s estimates and calculations, which are derived from our review and interpretation of the independent sources listed above, our internal research and our knowledge of the EV industry. While we believe such information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source.

From time to time, forward-looking statements also are included in our other periodic reports on Forms 10-Q and 8-K, in our press releases, in our presentations, on our website and in other materials released to the public. Any or all of the forward-looking statements included in other reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are released. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and the documents incorporated by reference in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Except to the extent required by U.S. federal securities laws, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and our website.

5

Use of Proceeds

We expect to receive net proceeds from the sale of the common stock upon exercise of the Public Warrants of approximately $21.5 million, assuming all Public Warrants are exercised for cash. We currently anticipate using the net proceeds generated by warrant cash exercises, if any, to supplement our operating cash flows to fund EV charging station deployment and our acquisition growth plan. We currently have no commitments or agreements with respect to any acquisitions. We also plan to use any remaining proceeds we receive for working capital and other corporate purposes. Other corporate purposes include amounts required to pay for continuing product development expenses, salaries, professional fees, public reporting costs, office-related expenses and other corporate expenses, including overhead.

We cannot estimate how many, if any, of the Public Warrants will be exercised as a result of this offering. The amounts and timing of our actual expenditures will depend on a number of factors, such as the timing and progress of our EV charging station deployment efforts, the timing and progress of any partnering and collaboration efforts and technological advances. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received by us from this offering. Accordingly, we may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering

It is possible that the Public Warrants may expire and may never be exercised. The Public Warrants also contain a “cashless exercise” provision if a registration statement registering the issuance of the shares of common stock underlying the Public Warrants under the Securities Act is not effective or available, and if utilized we would not receive any proceeds from their exercise.

6

Plan of Distribution

This prospectus relates to 5,079,246 shares of our common stock issuable upon the exercise of our outstanding Public Warrants. The Public Warrants were offered and sold by us in a public offering pursuant to a prospectus dated February 13, 2018, which prospectus also covered the offer and sale by us of the shares of our common stock underlying the Public Warrants. The ongoing offer and sale by us of the shares of our common stock issuable upon exercise of the Public Warrants is being made pursuant to this prospectus. The Public Warrants are exercisable until February 13, 2023 at a current exercise price of $4.25 per share of our common stock, subject to adjustment upon events specified in the Public Warrants.

The exercise price per share of the Public Warrants was negotiated between us and the underwriters in our February 2018 public offering based on the trading of our common stock prior to that offering. Other factors considered in determining the exercise price of the Public Warrants included our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the public offering and such other factors as were deemed relevant.

Public Warrants exercisable for 5,079,246 shares of our common stock are outstanding, and no additional Public Warrants will be issued. We will deliver shares of our common stock upon exercise of a Public Warrant, in whole or in part. We will not issue fractional shares. Each Public Warrant contains instructions for exercise. In order to exercise a Public Warrant, the holder must deliver to us the information required by the Public Warrants, along with payment of the exercise price for the shares to be purchased. We will then deliver shares of our common stock in the manner described below in the section titled “Description of Capital Stock — Public Warrants.”

7

Description of Capital Stock

The following description is a summary of the terms of our common stock and warrants, which are registered under Section 12(b) of the Securities Exchange Act of 1934, as amended. The following description is qualified in its entirety by reference to our Articles of Incorporation, as amended (“Articles of Incorporation”), and Bylaws, as amended (“Bylaws”), each of which is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2019, and certain applicable provisions of the Nevada Revised Statutes.

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share, of which 20,000,000 shares are designated as series A preferred stock, 10,000,000 shares are designated as series B preferred stock, 250,000 shares are designated as series C preferred stock, 13,000 shares are designated as series D preferred stock, and 9,737,000 shares are undesignated shares of preferred stock. As of July 9, 2020, 30,951,686 shares of common stock were issued and outstanding and no shares of preferred stock were issued or outstanding.

Common Stock

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock may, pursuant to Article VI of our Bylaws, receive dividends out of funds legally available if our board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board may determine. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future.

Voting Rights. In accordance with Nevada Revised Statutes Section 78.350, holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Articles of Incorporation.

No Preemptive or Similar Rights. In accordance with Nevada Revised Statutes Section 78.267, our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distribution. In accordance with Nevada Revised Statutes Sections 78.565 to 78.620, if we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable among the holders of our common stock and our participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences on any outstanding shares of preferred stock.

Fully Paid and Nonassessable. In accordance with NRS Sections 78.195 and 78.211 and the assessment of our board, all of the outstanding shares of our common stock are fully paid and nonassessable.

Nasdaq Capital Market. Our shares of common stock trade on the Nasdaq Capital Market under the symbol BLNK.

8

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Worldwide Stock Transfer, LLC, Hackensack, New Jersey.

Blank Check Preferred Stock

We are authorized to issue 40,000,000 shares of preferred stock, par value $0.001 per share. Pursuant to our Articles of Incorporation, our board is authorized to authorize and issue preferred stock and to fix the designations, preferences and rights of the preferred stock pursuant to a board resolution. Our board may designate the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series.

Public Warrants

In February 2018, we issued warrants to purchase an aggregate of 9,112,956 shares of our common stock as part of a unit sold in our public offering, having the following terms and provisions.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is $4.25 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. Our warrants trade on the Nasdaq Capital Market under the symbol “BLNKW.”

9

Warrant Agent. The warrants were issued in registered form under a warrant agency agreement between Worldwide Stock Transfer, LLC, as warrant agent, and us.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants and the warrant agency agreement are governed by New York law.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Provisions of the Nevada Revised Statutes and our Articles of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, would be expected to discourage certain types of takeover practices and takeover bids our board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us will outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Blank Check Preferred. Our Articles of Incorporation permit our board to issue preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stockholders. The issuance of our preferred stock could delay or prevent a change of control of our company.

Board Vacancies to be filled by Remaining Directors. Our Bylaws provide that casual vacancies on the board may be filled by the remaining directors then in office.

Removal of Directors by Stockholders. Our Bylaws and the Nevada Revised Statutes provide that directors may be removed with or without cause at any time by a vote of two-thirds of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose.

Stockholder Action. Our Bylaws provide that special meetings of the stockholders may be called by the board or such person or persons authorized by the board.

Amendments to our Articles of Incorporation and Bylaws. Under the Nevada Revised Statutes, our Articles of Incorporation may not be amended by stockholder action alone. Amendments to our Articles of Incorporation require a board resolution approved by the majority of the outstanding capital stock entitled to vote. Our Bylaws may only be amended by a majority vote of the stockholders at any annual meeting or special meeting called for that purpose. Subject to the right of stockholders as described in the immediately preceding sentence, the board has the power to make, adopt, alter, amend and repeal, from time to time, our Bylaws.

10

Nevada Anti-Takeover Statute. We may be subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Revised Statutes Sections 78.411 to 78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

Limitations on Liability and Indemnification of Officers and Directors

The Nevada Revised Statutes limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under Nevada Revised Statutes and in our Articles of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our common stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

11

Description of SECURITIES WE ARE OFFERING

We are offering 5,079,246 shares of our common stock issuable upon the exercise of our outstanding Public Warrants. The Public Warrants were offered and sold by us pursuant to a prospectus dated February 13, 2018, which prospectus also covered the offer and sale by us of the shares of our common stock underlying the Public Warrants. The material terms of our common stock are described in the section of this prospectus entitled “Description of Capital Stock” beginning on page 8 of this prospectus. The material terms of the Public Warrants for which the common stock offered by this prospectus will be issued when exercised are described in the section of this prospectus entitled “Description of Capital Stock — Public Warrants” beginning on page 9 of this prospectus.

Legal Matters

The validity of our common stock being offered hereby has been previously passed upon for us by Lucosky Brookman LLP, Woodbridge, New Jersey.

Experts

The financial statements of Blink Charging Co. as of December 31, 2019 and 2018, and for each of the years in the two year period ended December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of Marcum LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

We are a reporting company and file our annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and obtain copies of our reports, proxy statements and other information we file with the SEC, at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available at the SEC’s website at http://www.sec.gov.

12

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-38392):

●	Our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on April 2, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 13, 2020;

●	Our Current Reports on Form 8-K filed with the SEC on January 10, 2020, February 11, 2020, March 13, 2020, March 24, 2020, March 30, 2020, April 2, 2020, April 17, 2020, April 20, 2020 and May 13, 2020; and

●	the description of our common stock and warrants contained in our registration statement on Form 8-A filed with the SEC on February 7, 2018 (File No. 001-38392), and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus (including documents filed after the date of the initial registration statement and prior to the effectiveness of the registration statement). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Blink Charging Co.

407 Lincoln Road, Suite 704

Miami Beach, Florida 33139-3024

Attention: Chief Financial Officer

Telephone: (305) 521-0200

In addition, all of the documents incorporated by reference into this prospectus may be accessed via the Internet at our website: http://www.blinkcharging.com.

13

BLINK CHARGING CO.

5,079,246 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

PROSPECTUS

JULY 10, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by us, other than the underwriting fees and expenses payable by the Registrant, in connection with the sale of the common stock being registered. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee (previously paid)	$10,867
Legal fees and expenses	$5,000
Accounting fees and expenses	$12,500
Miscellaneous fees and expenses	$633
Total	$29,000

Item 15.	Indemnification of Directors and Officers

Nevada Corporate Law

The Nevada Revised Statutes limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

The limitation of liability and indemnification provisions under Nevada Revised Statutes and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity. We believe that these provisions in our bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

II-1

The above description of the indemnification provisions of our bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is incorporated by reference as an exhibit to this prospectus.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation, as amended most recently on August 17, 2017.(1)

3.2	Bylaws, as amended most recently on January 29, 2018.(1)

4.1	Warrant Agency Agreement by and between the Company and Worldwide Stock Transfer, LLC and form of Warrant Certificate for Registered Offering.(2)

4.2	Form of Common Stock Purchase Warrant dated April 9, 2018.(3)

5.1	Opinion of Lucosky Brookman LLP. (4)

23.1	Consent of Lucosky Brookman LLP (included in its opinion filed as Exhibit 5.1).(4)

23.2	Consent of Marcum LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on signature page of the Registration Statement).

(1)	Incorporated by reference from Form 10-K filed on April 17, 2018.
(2)	Incorporated by reference from Form 8-K filed on February 21, 2018.
(3)	Incorporated by reference from Form 8-K filed on April 19, 2018.
(4)	Incorporated by reference from Form S-1/A filed on February 9, 2018.

II-2

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(a)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-3

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami Beach, Florida, on July 10, 2020.

BLINK CHARGING CO.

By:	/s/ Michael D. Farkas
Michael D. Farkas
Chairman of the Board and Chief Executive Officer (principal executive officer)

By:	/s/ Michael P. Rama
Michael P. Rama
Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Farkas and Michael P. Rama as his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this registration statement, and any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Michael D. Farkas	Chairman of the Board and Chief Executive Officer (principal executive officer)	July 10, 2020
Michael D. Farkas

/s/ Michael P. Rama	Chief Financial Officer (principal financial and accounting Officer)	July 10, 2020
Michael P. Rama

/s/ Louis E. Buffalino	Director	July 10, 2020
Louis E. Buffalino

/s/ Donald Engel	Director	July 10, 2020
Donald Engel

/s/ Jack Levine	Director	July 10, 2020
Jack Levine

/s/ Kenneth R. Marks	Director	July 10, 2020
Kenneth R. Marks

/s/ Ritsaart J.M. van Montfrans	Director	July 10, 2020
Ritsaart J.M. van Montfrans

II-5